Exhibit 7.1

July 2, 2015

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, DC 20549

Re: Ubiquity, Inc.

Commission File Number: 333-179738

We have received a copy of the statements being made by Ubiquity, Inc. to be filed with the Securities and Exchange Commission, pursuant to Item 4.02 of Form 8-K dated July 1, 2015. We agree with the statements concerning our firm in such Form 8-K.

Sincerely,

Hartley Moore Accountancy Corporation